INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Registration Statement on Form N-14 (The "Registration Statement") of our report dated December 11, 1998 relating to the financial statements and financial highlights appearing in the October 31, 1998 Annual Report to Shareholders of The Blackrock New York Investment Quality Municipal Term Trust Inc, ("RNY") and of our report dated February 12, 1999 relating to The financial statements and financial highlights appearing in the December 31, 1998 Annual Report to Shareholders of The Blackrock New York Insured Municipal 2008 Term Trust Inc. ("BLN") which is also incorporated by reference into the Statement of Additional Information.

We also consent to the references to us under the headings "Service Providers For The Trusts and RNY" and "Financial Highlights for RNY" in the combined Proxy Statement/Prospectus, constituting part of this Registration Statement.






/s/ DELOITTE & TOUCHE LLP
New York, New York
July 23, 1999